Exhibit 10.3



                  NEVADA RAE GOLD - CRESCENT VALLEY PERMITTING
                       CONTRACTUAL AGREEMENT NRG-04-01-CR

This Agreement is entered into this 6th day of January 2004 between the Nevada Rae Gold (NRG) whose address is 157 Adelaide Street West Suite 600 Toronto ON M5H 4E7 and Chemrox Technologies (Chemrox) whose address is 267-B East 29th St., Suite 136, Loveland, Colorado (www.Chemrox.com).


                                PROJECT OBJECTIVE


Purpose of this contract is to procure all necessary permits for operating a mine in Blackrock Canyon and supporting mill that utilizes physical processing.


                                SCOPE OF SERVICES


         1.     Water Sample Collection and Analysis
                Chemrox will collect water samples up to two wells to be analyzed for the appropriate chemistry. Chemrox will determine potential contamination from these wells or issues associated with retention or discharge from the processing facility.

         2.     Pipeline and Transmission Line ROW Permitting
                Appropriate surveys will be conducted to permit access across BLM to the Wayne Morris or other pipeline scenarios to the mine property if applicable.

         3.     Mine Site Biological and Archeological Survey
                All required biological and archeological surveys will be undertaken at the Blackrock Canyon mine site for BLM permitting will be undertaken by Chemrox.

         4.     Mine Feed Collection and Analysis
                Analysis of  representative  mine material will be collected and
                analyzed  for  the  Water  Pollution   Control  Permit  will  be
                collected and conducted by Chemrox.

         5.     Access Permitting for Pipeline
                In addition to the requirements for biological and archeological ROW surveys, Chemrox will provide assistance to NRG for any access permitting with third parties as required.

         6.     Water Use Permitting with State Engineer's Office
                Chemrox will prepare all of the necessary permit applications for water rights transfer or the drilling or use of new wells.

         7.     Preparation of Mine and Reclamation Plan for NDEP
                Chemrox will support NRG in the preparation of the Mine Plan and prepare the Reclamation Plan for the NRG application to the NDEP.

         8.     Preparation and Submittal of Plan of Operations to BLM
                Chemrox will prepare a POO for review by NRG based upon Task 7 above.

         9.     Permitting for Road Access
                Chemrox will conduct any historical reviews and biological, archeological and fugitive dust surveys required to obtain existing and new road surveys that might be required by BLM or other municipalities.



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         10.    Other Surveys Required for an Environmental Analysis for BLM
                Chemrox will conduct any additional surveys that might be required by BLM for an Environmental Analysis (EA) for obtaining a permit for mining and milling at Blackrock Canyon excepting that the cost of any new well drilling or analysis is not included.

         11.    Preparation of Biological Assessment
                A separate, Biological Assessment will be prepared by Chemrox for incorporation in the Environmental Assessment or Notice of Intent, as appropriate to obtain a mining permit with BLM.

         12. Preparation and Submittal of Preliminary Water Control Pollution Plan for NDEP
                Chemrox will prepare an application for a Water Pollution Control Permit based upon the initial mining scenario developed by NRG.

         13.    Public Comment Responses and Hearings
                Chemrox will assist NRG in all public relations issues associated with the permit applications including but not limited top participation in Public Hearings or response to concerns expressed by third parties regarding the permit applications.

         14.    NDEP Deficiency Follow-up
                Chemrox will expeditiously respond to any deficiencies identified by NDEP in the permit applications. Requirements for additional physical data or commitments of future expenditures to NDEP will be coordinated by NRG.

         15.    BLM Deficiency Follow-up
                Chemrox will expeditiously respond to any deficiencies identified by BLM in the permit applications. Requirements for additional physical data or commitments of future expenditures to NDEP will be coordinated by NRG.

         16.    COE Permitting for Wetlands and Stream Excavations
                Chemrox will procure any required permits with the Corps of Engineers associated with the mine and reclamation plan.

         17. NDEP Permitting for Hazardous Waste Handling, Storm Water and Air Quality
                Chemrox will procure any additional permits with the State associated with waste handling, storm water control and air quality protection or reporting.

         18.    Local and County Permitting
                Chemrox  will  procure  all  other  local  and  County   permits
                associated with the approved NDEP Mine and Reclamation Plan.

         19. Preparation and Submittal of Environmental Assessment to BLM Chemrox will prepare an environmental assessment as required by BLM.

         20.    Reclamation Bond Estimation
                Chemrox will estimate the lowest possible reclamation cost pursuant to NDEP and BLM standards. Chemrox will coordinate with NRG prior to releasing this estimate to the Agencies as a third party evaluation to ensure concurrence by NRG.


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         21.    Meetings with Agencies and Other Stakeholders
                The project scope includes all costs associated with meetings that might be required for ensuring completeness in the permit applications.

         22.    Communication and Status Reporting
                Chemrox will communicate on a frequent basis with NRG to ensure that schedules and developments of significance are understood. Chemrox will coordinate with NRG in all communication to Agencies and any third parties.







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                                    SCHEDULE

Chemrox will work with NRG to achieve the shortest possible timeframe for permit approval. At the present time it is anticipated that it will take 10 months.


             COMPENSATION, TERMS OF PAYMENT AND FINANCIAL REPORTING

This is a fixed cost contract for the sum of $99,995. This will be paid in monthly increments of $10,000 starting January 6th and continuing for a ten-month period.


        TERMINATION, SUSPENSION OF CONTRACT AND CONTRACTUAL MODIFICATIONS

NRG may cancel this contract for any reason within 30-day written notification only on the 1st of a month to facilitate Chemrox terminating the contract expenditures. Payment after the contracted date may result in delays in schedule.


                       ASSUMPTIONS AND MISCELLANEOUS ITEMS

         (a) This Agreement does NOT include the payment of any fees for permit applications or the reclamation bond.
         (b)    Changes in Scope shall require a negotiated Change Order.
         (c) This Agreement shall not be assignable by either Party without the prior written consent of the other party hereto.
         (d) Chemrox designates, Sean C. Muller (smuller@chemrox.com), as a Point of Contact for all technical issues. Mitch Geisler shall review and authorized any financial or contractual changes. Chemrox representatives can be reached at (970) 217-6483 or by facsimile at (970) 663-5339.
         (e) Unless otherwise specified in writing, NRG project representative shall be John Rae. However, Mitch Geisler shall be copied on all correspondences to John Rae and governmental Agencies.
         (f) Chemrox will be responsible for its activities and that of its employees while performing work under this Agreement. Chemrox agrees to indemnify the NRG or its successors for any injury, or injuries, sustained in the performance of the work, and will take all necessary steps to ensure the safety of its employees that perform work under this Agreement.
         (g) Upon modification of any provision of this agreement, all other provisions of this agreement shall remain in full effect.


                       ACCEPTANCE OF TERMS AND CONDITIONS

All parties to this agreement and their potential successors agree to all of the provisions outlined above and the attachments hereto appended. IN WITNESS WHEREOF, the parties to this Agreement referred to as NRG-04-01-CR have executed this Agreement as of the day and year first written.

 NEVADA RAE CORPORATION                   CHEMROX TECHNOLOGIES

 By: Mitch Geisler, President             By: Sean C. Muller, Operations Manager

 ----------------------------             ------------------------------
 Signature
 Date:  Date: 01-06-04



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